STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement"), dated as of November 19, 1999, is by and among HydroChem Industrial Services, Inc., a Delaware corporation ("Buyer"), Landry Service Co., Inc., a Delaware corporation (the "Company"), Kenneth C. Landry, a resident of Galveston County, Texas ("KCL"), Charles A. Landry, Jr., a resident of Galveston County, Texas ("CAL") (KCL and CAL being collectively referred to herein as the "Landrys"), and the sellers listed on the signature page to this Agreement (collectively, with the Landrys, being referred to herein as "Sellers"). Buyer, the Company, and Sellers agree as follows:

                                   SECTION ONE

                                     GENERAL

         1.1 INTRODUCTION. Sellers own all of the issued and outstanding shares of capital stock of the Company (the "Shares"). Sellers desire to sell, and Buyer desires to purchase, all of the Shares, for the consideration and on the terms set forth in this Agreement, and Sellers, Buyer, and the Company desire to enter into certain related transactions. It is the intent of the parties and the purpose of this Agreement to set forth the terms and conditions pursuant to which such transactions shall be consummated.

         1.2 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "Accounts Receivable" shall have the meaning specified in Section 3.12.

         "Affiliate" means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, another Person. For purposes of this definition, "control" means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" shall mean this Stock Purchase Agreement and the Schedules hereto.

         "Audited Financial Statements"  shall  have  the  meaning  specified in
Section 3.5.

         "Balance Sheet" shall have the meaning specified in Section 3.5.

         "Buyer" shall have the meaning specified in the first paragraph of this Agreement.

         "Buyer's Audited Financial Statements" shall have the meaning specified in Section 5.4.

         "Buyer Indemnified Persons" shall have the meaning specified in Section 7.3.

         "Buyer's Interim Financial Statements" shall have the meaning specified in Section 5.4.

         "Buyer's Financial Statements"  shall  have  the  meaning  specified in
Section 5.4.

         "Buyer's Transaction Documents" shall mean this Agreement, and any and all agreements, instruments, documents, and certificates executed and delivered by or on behalf of Buyer at the Closing pursuant to this Agreement, including the Promissory Notes, the Guaranties, the Employment Agreements, the KCL Consulting Agreement, and the Sellers' Releases.

         "CAL"   shall have the meaning specified in the first paragraph of this
Agreement.

         "Closing" shall have the meaning specified in Section 2.3.

         "Closing Date" shall have the meaning specified in Section 2.3.

         "Code" shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "Company" shall have the meaning specified in the first paragraph of this Agreement.

         "Company Contracts" shall have the meaning specified in Section 3.8.

         "Company's  Financial  Statements"  shall have the meaning specified in
Section 3.5.

         "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contract" shall mean any contract, agreement, order, obligation, commitment, or undertaking, whether written or oral, that is legally binding.

         "Copyrights" shall have the meaning specified in Section 3.14.

         "Customer" shall mean any Person for whom the Company or the Subsidiary or the Company's predecessor or former subsidiaries of the Company or its predecessor have provided services or products on or prior to the Closing Date.

         "Damages" shall have the meaning specified in Section 7.3.

         "Employment Agreements" shall have the meaning specified in Section 2.4(c).

         "Encumbrance" shall mean any lien, security interest, pledge, right of first refusal, option, easement, right-of-way, community property interest, restriction on transferability or voting, or any other restriction on the exercise of any kind of attribute of ownership.


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

         "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable water, ocean waters, streams, ponds, drainage basins, and wetlands), ground water, sediments, ambient air (including indoor air), plant, animal, and human life, and any other environmental medium or natural resource.

         "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901., et seq., the Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., the Safe Drinking Water Act, 42 U.S.C. ss. 300f et seq., the Hazardous Materials Transportation Uniform Safety Act, 49 App. U.S.C. ss. 2001, et seq., and the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. ss. 136, et seq., and any other Law relating to protection of the Environment, including those Laws relating to the storage, handling, use, manufacture, generation, processing, treatment, transport, disposal, release, discharge or emission of Hazardous Materials.

         "Environmental Liabilities" shall mean any cost, damages, expense, fine, penalty, obligation, or liability arising from or under any Environmental Law, including investigatory and remediation costs and consultant, expert, and attorney's fees arising from or under any duty or obligation mandated by any Environmental Law or any breach or violation of any Environmental Law.

         "Escrow Agreement" shall have the meaning specified in Section 2.4(e).

         "Facilities" shall mean any real property, real property leaseholds, or other real property interests currently owned or operated by the Company and any buildings, plants, or structures currently owned or operated by the Company.

         "Former Facilities" shall mean any real property, real property leaseholds, or other real property interests formerly owned or operated by the Company or any predecessor to the Company or any former subsidiaries of the Company or such a predecessor or the Subsidiary and any buildings, plants, or structures formerly owned or operated by the Company or the predecessor to the Company or any former subsidiaries of the Company or such predecessor or the Subsidiary.

         "GAAP"  shall  mean  United  States   generally   accepted   accounting
principles, applied on a consistent basis.

         "Governmental Authority" shall mean any foreign governmental authority, the United States of America, any state of the United States, any political subdivision of any of the foregoing, and any body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Governmental  Authorizations"  shall  have  the  meaning  specified in
Section 3.15.


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

         "Guaranties" shall have the meaning specified in Section 2.5(c).

         "Hazardous Materials" shall mean any hazardous substance or waste, solid waste, pollutant, contaminant, petroleum, oil, or natural gas liquids, and any other material or substance with respect to which remedial obligations may be imposed under any Environmental Law or which is defined or regulated as a hazardous substance or hazardous waste under any Environmental Law.

         "Health and Safety Laws" shall mean any Law relating to the protection of employees, including, without limitation, the Occupational Health and Safety Act, 29 U.S.C. ss.651 et seq.

         "Indemnitee" shall have the meaning specified in Section 7.13.

         "Indemnitor" shall have the meaning specified in Section 7.13.

         "Insurance Policies" shall have the meaning specified in Section 3.21.

         "Intellectual  Property  Assets"   shall have the meaning specified  in
Section 3.14.

         "Interim  Balance  Sheet"   shall have the meaning specified in Section
3.5.

         "Interim  Financial  Statements"   shall have the meaning specified  in
Section 3.5.

         "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KCL" shall have the meaning specified in the first paragraph of this Agreement.

         "KCL Consulting Agreement" shall have the meaning specified in Section 2.4(d).

         "Key  Employees"  shall  mean  Craig Byard,  Alan Finley,  and  F. Paul
Sievert.

         "Knowledge" shall mean, with respect to a Person who is an individual, such individual is actually aware of such fact or other matter, and with respect to a Person who is not an individual, any director, officer, partner, executor, or trustee of such Person (or in any similar capacity) is actually aware of such fact or other matter, in each case without any duty of inquiry.

         "Landrys" shall have the meaning specified in the first paragraph of this Agreement.

         "Law"  shall  mean  any  applicable  law,  statute,   ordinance,  rule,
regulation  (or  interpretation  of  any  of  the  foregoing),   ruling,   writ,
injunction, decree, order, or judgment issued by any Governmental Authority.


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

         "Legal Requirement" shall mean the requirements or terms of any Law or Governmental Authorization.

         "Marks" shall have the meaning specified in Section 3.14.

         "Material" shall mean if an item or event, by its presence or absence, as required by the context, would have a material adverse effect upon the assets, financial condition, results of operations, business, or affairs of a Person and any Affiliates of such Person with whom such Person, in accordance with GAAP, consolidates financial statements, taken as a whole.

         "Net Accounts Receivable" shall have the meaning specified in Section 3.12.

         "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

         "Parent" shall mean HydroChem Holding, Inc., a Delaware corporation.

         "Patents" shall have the meaning specified in Section 3.14.

         "Permitted Encumbrances" shall mean: (a) Encumbrances for current Taxes and assessments not yet due and payable, or which are being contested in good faith by appropriate proceedings and for which an adequate reserve has been set aside; (b) mechanic's, workman's, repairman's, warehouseman's, landlord's, vendor's, carrier's, or similar statutory Encumbrances arising in the ordinary course of business and securing sums that are not yet due and payable, or deposits or pledges to obtain the release of any such Encumbrances; (c) purchase money Encumbrances incurred in the ordinary course of business or Encumbrances securing rental payments under capital lease arrangements; (d) Encumbrances reflected on the Company's Financial Statements; and (e) with respect to Real Property, (1) Encumbrances, zoning laws, land use restrictions, or minor defects in title that do not Materially affect the value or impair the use of the property affected thereby, or (2) Encumbrances reflected in applicable title insurance policies or surveys.

         "Person" shall mean any individual, corporation, general or limited partnership, joint venture, limited liability company, association, joint stock company, estate, trust, unincorporated organization, Governmental Authority, or any other form of entity.

         "Personal Property" shall have the meaning specified in Section 3.10.

         "Proceeding" shall mean any citation, notice of violation or administrative order issued by, or any action, arbitration, audit, hearing, litigation, suit, or, to the Knowledge of the Landrys, investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Promissory Notes" shall have the meaning specified in Section 2.5(b).


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

         "Purchase Price" shall have the meaning specified in Section 2.2.

         "Restriction Period" shall have the meaning specified in Section 6.1.

         "Securities Act" shall mean the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to the Securities Act of 1933 or any successor law.

         "Seller  Indemnified  Persons"   shall have the  meaning  specified  in
Section 7.5.

         "Sellers" shall have the meaning specified in the first paragraph of this Agreement.

         "Sellers' Transaction Documents" shall mean with respect to each Seller, this Agreement, limited to the extent that this Agreement pertains to the representations, warranties, covenants, indemnities, and other rights and obligations of such Seller under this Agreement, and any and all agreements, instruments, documents, and certificates executed and delivered by or on behalf of such Seller at the Closing pursuant to this Agreement, including the Seller's Release and stock powers executed by such Seller, and, additionally, with respect to each Key Employee, the Employment Agreement executed by such Key Employee, and, additionally, with respect to KCL, the KCL Consulting Agreement, and, additionally, with respect to CAL and KCL, the Promissory Notes, the Guaranties, and the Escrow Agreements.

         "Sellers' Releases" shall have the meaning specified in Section 2.4(b).

         "Shares" shall have the meaning specified in the Section 1.1.

         "Subsidiary" shall have the meaning specified in the Section 3.1.

         "Tax" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, use tax, franchise tax, excise tax, fuel tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return(s)" shall mean any return (including any information return), report, statement, schedule, notice, or form filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened" shall mean any notice has been received (orally or in writing) that would lead a prudent Person to conclude that a Proceeding is more likely than not to be asserted, commenced, taken, or otherwise pursued in the future.

         "Trade Secrets" shall have the meaning specified in Section 3.14.

         "Transactions" shall mean the execution, delivery, and performance of the transactions contemplated by this Agreement.

         "Vendor" shall mean any Person selling or licensing a product or service to the Company on or within one year prior to the Closing Date.

         1.3 CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement, all references to
"Schedule" refer to the corresponding Schedule to this Agreement, and all references to "Exhibit" refer to the corresponding Exhibit to this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

                                   SECTION TWO

                           SALE AND TRANSFER OF SHARES

         2.1 SALE OF SHARES. Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

         2.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares will be $35,500,000.

         2.3 CLOSING. The closing of the Transactions (the "Closing") will take place at the offices of Haynes and Boone, L.L.P., counsel to Buyer, at 1000 Louisiana, Suite 4300, Houston, Texas, on the as of date appearing in the first paragraph of this Agreement (the "Closing Date"). The effective time of Closing shall be 12:01 a.m. on the Closing Date.

         2.4  SELLERS' CLOSING OBLIGATIONS.  At the Closing:

         (a) each Seller will deliver to Buyer a certificate or certificates representing the Shares owned by such Seller, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;


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

         (b)  each   Seller  will  execute  and  deliver  to   Buyer  a  release
substantially  in the form of Exhibit  2.4(b) (the "Sellers' Releases");

         (c)  each Key Employee will execute and deliver to Buyer an  employment
agreement   substantially  in  the  form  of  Exhibit  2.4(c)  (the  "Employment
Agreements");

         (d) KCL will execute and deliver to Buyer a consulting agreement substantially in the form of Exhibit 2.4(d) (the "KCL Consulting Agreement");

         (e) KCL and CAL will each execute and deliver to Buyer and the escrow agent an escrow agreement each substantially in the form of Exhibit 2.4(e) (the "Escrow Agreement");

         (f) Kochman & Piper, P.C. will execute and deliver to Buyer a legal opinion substantially in the form of Exhibit 2.4(f);

         (g) the Landrys will cause all officers and directors of the Company and the Subsidiary (except for James A. Fields) to resign their positions as officers and directors of the Company and the Subsidiary by written resignation addressed to the Company and delivered to Buyer dated effective as of the Closing Date, and the Landrys will cause Janet Landry and James Louvier to resign their positions as employees of the Company by written resignation addressed to the Company and delivered to Buyer dated effective as of the Closing Date; and

         (h) the Landrys will execute and deliver to Buyer, or will cause the execution and delivery to Buyer, of such documentation as the Landrys and Buyer may agree with respect to the termination of the Company's 401(k) profit sharing plan effective as of the Closing Date.

         2.5  BUYER'S CLOSING OBLIGATIONS.  At the Closing:

         (a) Buyer will deliver to each Seller by wire transfer the respective amounts specified on Schedule 2.5(a);

         (b) Buyer will execute and deliver to KCL a promissory note in the principal amount of $2,006,494, and Buyer will execute and deliver to CAL a promissory note in the principal amount of $1,493,506, each note to be substantially in the form of Exhibit 2.5(b) (the "Promissory Notes");

         (c) Buyer will deliver to each of KCL and CAL a guaranty substantially in the form of Exhibit 2.5(c) executed by Parent (the "Guaranties");

         (d) Buyer will execute and deliver to each of the Key Employees an Employment Agreement;

         (e)  Buyer   will  execute  and  deliver  to  KCL  the  KCL  Consulting
Agreement; and


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

         (f) Buyer will execute and deliver and cause the escrow agent to execute and deliver to KCL and CAL the Escrow Agreements; and

         (g) Haynes and Boone, L.L.P. will execute and deliver to Sellers a legal opinion substantially in the form of Exhibit 2.5(g).

         2.6 FURTHER ASSURANCES. Sellers, Buyer, and the Company shall from time to time and without further consideration execute and deliver or cause to be executed and delivered to the other parties hereto such instruments of transfer, conveyance, and assignment, and shall take such other actions, as such other parties may reasonably request to consummate the Transactions.

                                  SECTION THREE

                         REPRESENTATIONS AND WARRANTIES

                                 OF THE LANDRYS

         The Landrys jointly and severally represent and warrant to Buyer that the statements contained in this Section Three are correct and complete as of the Closing Date, as follows:

         3.1 ORGANIZATION. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. The Company has all corporate power and authority and has satisfied all Legal Requirements necessary to own, operate, or lease its properties and to carry on its business as presently conducted. The Company is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by Law and the failure to be so qualified would have a Material affect on the Company.
Schedule 3.1 sets forth for the Company each foreign jurisdiction in which it is qualified to do business. Current and complete copies of the certificate of incorporation and bylaws of the Company have been delivered to Buyer. The only predecessor to the Company is Landry Service Company, Inc., a Texas corporation, which was merged with and into the Company in accordance with applicable Law. The only former subsidiaries of the Company or its predecessor are as set forth on Schedule 3.1, all of which have been dissolved in accordance with applicable Law. Except for Lansco Foreign Sales Corporation, a Barbados corporation ("Subsidiary"), there is no corporation, partnership, joint venture, business trust, or other legal entity in which the Company either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of at least a majority of the outstanding voting shares or other equity interests of such an entity entitled to vote. Subsidiary has no active business operations or liabilities of any nature, other than liabilities associated with maintaining its corporate existence and good standing. Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of Barbados (the jurisdiction of its incorporation), and has full corporate power and authority to carry on business and perform all agreements and instruments to which it is a party or by which it is bound. The authorized stock of Subsidiary consists of 1,000 shares of common stock, all of the issued and outstanding shares of which are owned and held by the Company free and clear of


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

all Encumbrances (other than restrictions on transfer imposed pursuant to the Securities Act). Such shares are duly authorized, validly issued, and are fully paid and non-assessable. Subsidiary has complied with all applicable Laws in connection with the issuance of such shares, and none of such shares have been issued in violation of any Contract binding upon Subsidiary. There are no existing options, warrants, calls, commitments, or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued stock or other securities of Subsidiary. Subsidiary does not own and is not subject to any commitment to acquire securities of any other Person or any direct or indirect equity or ownership interests in any other business. Except where the context requires otherwise, the representations set forth elsewhere in this Section 3 are hereby restated herein by this reference as to Subsidiary and are true and correct as to Subsidiary but are subject to the same qualifications and conditions as are applicable to the Company.

         3.2 AUTHORITY AND ENFORCEABILITY. The execution and delivery by the Company of the Sellers' Transaction Documents and the performance by the Company of the Transactions are within the requisite corporate power and authority of the Company, and have been duly authorized, executed, and delivered by the Company. The Landrys have the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Sellers' Transaction Documents and to perform their obligations under the Sellers' Transaction Documents. The Sellers' Transaction Documents constitute legal, valid, and binding obligations of the Landrys and the Company, as the case may be, enforceable against each of them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application referring to or affecting creditors' rights generally or by general equitable principles.

         3.3 NONCONTRAVENTION. The execution and delivery of the Sellers' Transaction Documents and the performance of the Transactions by the Landrys and the Company do not: (a) conflict with, violate, breach, or result in a default under, or the termination of, or give rise to an event which with notice, lapse of time, or both, would result in any such conflict, violation, breach, default, or termination of; (b) result in the creation or imposition of any Encumbrance upon any of the Company's assets pursuant to the terms of; (c) require any Consent from or notice to any Person (except as has been obtained) under any provision of; or (d) accelerate or permit the acceleration of the performance of any obligation required by: (x) the articles or certificate of incorporation or bylaws of the Company; (y) any applicable Legal Requirement; or (z) any Contract or Governmental Authorization to which the Landrys or the Company is a party or by which the Company's assets may be bound or affected.

         3.4 CAPITALIZATION; SUBSIDIARIES. The authorized capital stock of the Company consists of: (a) 3,000,000 shares of common stock, par value $.01 per share, of which 1,215,000 shares are issued and outstanding; and (b) 350,000 shares of preferred stock, of which 200,000 shares are designated Series A, none of which are issued and outstanding, and of which 150,000 shares are designated Series B, 33,250 of which are issued and outstanding. The issued and outstanding shares of common stock together with the issued and outstanding shares of Series B preferred stock constitute the Shares. Sellers are the sole record owners of


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

all of the Shares. There are no existing options, warrants, calls, commitments, or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of the Company. The correct number of Shares owned by each Seller, and address and social security number or federal tax identification number of each Seller, is set forth opposite such Seller's name on Schedule 3.4. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Company has not entered into any Contract relating to the issuance, sale, or transfer of any equity securities or other securities of the Company, other than this Agreement. The Company has complied with all applicable Laws in connection with the issuance of the Shares, and none of the Shares were issued in violation of any Contract binding upon the Company.

         3.5 FINANCIAL STATEMENTS. The following financial statements have been delivered to Buyer (collectively referred to as the "Company's Financial Statements"): (a) audited balance sheets of the Company as at February 28, 1997, 1998, and 1999 (the audited balance sheet of the Company as at February 28, 1999, being referred to herein as the "Balance Sheet"), and the related audited statements of operations, stockholders' equity, and cash flows for the fiscal years then ended, including in each case the notes thereto, together with the report thereon of Pannell Kerr Forster of Texas, P.C., independent certified public accountants (the audited balance sheets and related audited financial statements and notes thereto referred to in subpart (a) of this Section 3.5 being referred to herein as the "Audited Financial Statements"); and (b) an unaudited balance sheet of the Company as at September 30, 1999 (the "Interim Balance Sheet"), and the related unaudited statements of operations, stockholders' equity, and cash flows for the seven months then ended (the Interim Balance Sheet and the related unaudited financial statements being referred to herein as the "Interim Financial Statements"). The Company regularly prepares monthly financial statements, of which the Interim Financial Statements are an example, and such monthly interim financial statements, including the Interim Financial Statements, are and have been distributed within the Company to its president, treasurer, and senior members of the accounting department. The Company's Financial Statements fairly present in all Material respects the financial condition and the results of operations, stockholders' equity, and cash flows of the Company and the Subsidiary as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of Interim Financial Statements, to normal year-end adjustments and the absence of notes. No financial statements of any Person, other than the Company and the Subsidiary, are required by GAAP to be included in the Company's Financial Statements.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 3.6, the Company has no Material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, or otherwise) except for: (a) liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet; or (b) liabilities and obligations incurred in the ordinary course of business since the respective dates thereof, there being no such liability or obligation that would have a Material affect on the Company other than those scheduled on Schedule 3.6.

         3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for actions taken in order to consummate the Transactions, or as described on Schedule 3.7, since the date of the Audited Financial Statements, the Company has not:

         (a) entered into any Material transaction or conducted its business other than in the ordinary course of business;

         (b) undergone or otherwise experienced any Material change in its condition (financial or other), properties, assets, liabilities (including contingent liabilities), working capital, business, or operations;

         (c) entered into any Contract with any employee other than standard employment agreements entered into in the ordinary course of business (correct and complete copies of the form or forms of such standard employment agreements having been delivered to Buyer), or granted or paid to any employee any increase in compensation or benefits, other than ordinary merit increases consistent with past practice;

         (d) entered into, adopted, or amended in any respect any collective bargaining agreement or adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, insurance, or other similar plan, agreement, trust, or fund for the benefit of employees;

         (e) suffered any strike or other labor trouble or suffered any change in its relationship with, or loss of, employees, suppliers, or customers that resulted in or could result in a Material effect on the Company;

         (f)  incurred  any  Material  liability,   obligation,   or  commitment
(whether absolute, accrued, contingent or otherwise), except in the ordinary course of business;

         (g) other than in the ordinary course of business, entered into, amended, terminated, or suffered the termination of any Contract to which the Company is a party or by which any of its assets or properties are subject;

         (h) purchased or acquired, or sold, encumbered, assigned, or disposed of, or suffered the loss or destruction of, any Material assets, tangible or intangible;

         (i)  been cited for any violations of any Legal Requirement;

         (j)  made any change in its accounting policies or methods;

         (k) entered into any Contract with any Affiliate, declared or paid any bonus to any Seller or Key Employee, or made or declared any distribution, payment, or dividend of any kind with respect to the Shares;

         (l)  cancelled or waived any Material claims or rights;

         (m) made or experienced any change in the capitalization or ownership (as applicable) of the Company, including, without limitation, the issuance by the Company of any shares of stock of any class, any subscriptions, options, warrants, convertible securities, rights, calls, agreements, commitments, or rights affecting or relating in any manner whatsoever to any ownership, voting interest, or control of the Company; or

         (n) agreed, whether in writing or otherwise, to do any of the foregoing.

         3.8 CONTRACTS. Schedule 3.8 describes all of the Material Contracts of the following types to which the Company is a party or by which the Company or the Company's assets are bound as of the date hereof (collectively referred to as the "Company Contracts"):

         (a) Contracts for money borrowed and Contracts for any money lent to any other Person, other than advances to employees for expenses in the ordinary course of business;

         (b) employment, management, and consulting agreements, collective bargaining agreements, or other agreements with any labor union or group of employees;

         (c) Contracts under which the Company currently is or will become obligated to purchase goods or services of an aggregate value in excess of $25,000;

         (d) Contracts under which the Company currently is or will become obligated to provide goods or services of an aggregate value in excess of $25,000 and all master service agreements and blanket purchase orders with Customers;

         (e) Contracts entered into outside of the ordinary course of business and that involve the expenditure or receipt by the Company of money, goods, or services of an aggregate value in excess of $25,000;

         (f) Contracts under which the Company is the lessor of, or permits any other Person to hold or operate, any personal property used by the Company in the conduct of its business, and Contracts under which the Company is the lessee of, or holds or operates, any personal property owned or controlled by any other Person, in each case except for any Contracts: (1) cancelable upon 30 days notice or less or involving a term of less than one year, and (2) involving an aggregate commitment for payments of less than $25,000;

         (g) Contracts under which the Company is the lessor of, or permits any other Person to hold or operate, any real property owned or controlled by the Company, and Contracts under which the Company is the lessee of, or holds or operates, any real property owned or controlled by any other Person;

         (h) Contracts relating to any Intellectual Property Assets or containing noncompetition or confidentiality provisions, other than standard agreements not to disclose information that are entered into between the Company and its employees on a customary basis;

         (i) Contracts involving an agreed sharing of profits, losses, costs, or liabilities by the Company with any other Person, including joint venture and partnership agreements;

         (j) Contracts providing for payments by the Company to any Person or by any Person to the Company based on sales, purchases, or profits, other than direct payments for goods;

         (k) each power of attorney entered into by the Company that is currently effective and outstanding;

         (l) Contracts entered into other than in the ordinary course of business that contain or provide for an express undertaking by the Company to be responsible for consequential damages;

         (m) Contracts for capital expenditures by the Company in excess of $25,000;

         (n) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the ordinary course of business; and

         (o) each amendment, supplement, and modification in respect of any of the foregoing.

         3.9 STATUS OF COMPANY CONTRACTS. Complete and correct copies of the written Company Contracts have been delivered to Buyer. All Contracts to which the Company is a party or by which the Company's assets are bound are in full force and effect and, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application referring to or affecting enforcement of creditors' rights generally, and by general equitable principles, are valid and enforceable in accordance with their respective terms. The Company and, to the Knowledge of the Landrys, all other parties to any Contract to which the Company is a party or by which the Company's assets are bound, have in all Material respects performed all obligations required to be performed by them to date and are not in default in any Material respect. To the Knowledge of the Landrys, there does not exist any event, condition, or omission that (with or without notice or lapse of time) may result in a violation or breach of, or give the Company or other party to any Contract to which the Company is a party or by which the Company's assets are bound, the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract. The Company has not given to or received from any other Person at any time any notice or other communication (whether oral or written) regarding any Material violation or breach of, or default under, any Contract to which the Company is a party or by which the Company's assets are bound. The Company has not received notice of any plan or intention of any other party to any Contract to which the Company is a party or by which the Company's assets are bound to exercise any right to cancel or terminate any such Contract.

         3.10 PERSONAL PROPERTY. The Company has good and indefeasible title to, or, in the case of leased properties, a good and indefeasible leasehold interest in, all of the personal property of whatever kind or nature and wherever located (excluding Intellectual Property Assets), including furniture, fixtures, and equipment, reflected on the Company's Financial Statements (collectively referred to as the "Personal Property"), in each case free and clear of all Encumbrances other than Permitted Encumbrances. None of the Personal Property are subject to or held under a title retention agreement, or is other than in the sole possession and under the sole control of the Company, other than Personal Property in the possession or control of customers in the ordinary course of business. The Personal Property is adequate for the uses to which it is put by the Company, and conforms in all Material respects with all applicable Legal Requirements.

         3.11 FACILITIES AND FORMER FACILITIES. Schedule 3.11 sets forth a description of all of the Facilities and Former Facilities (other than customer job sites or temporary lodging for employees), and with respect to Former Facilities, the time periods during which those facilities were owned or operated by the Company or the Subsidiary or the predecessor of the Company or former subsidiaries of the Company or its predecessor. Copies of the deeds and other instruments (as recorded) by which the Company or the Subsidiary acquired the Facilities, and correct and complete copies of all title insurance policies, opinions, abstracts, surveys, appraisals, and environmental reports in the possession of the Company and relating to the Facilities, have been delivered to Buyer. The Company has good and indefeasible title to all of the Facilities, subject to no Encumbrances other than Permitted Encumbrances. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person. The buildings, plants, and structures of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are put by the Company, and none of such buildings, plants, and structures are in need of maintenance or repairs except for ordinary, routine maintenance and repairs.

         3.12 ACCOUNTS RECEIVABLE. Schedule 3.12 sets forth all accounts receivable (billed and unbilled) of the Company as of the date set forth thereon (as supplemented pursuant to Section 8.2, "Accounts Receivable"), which list sets forth the customer name, amount, and invoice date of such Accounts
Receivable. The Accounts Receivable are (and, with respect to the Accounts Receivable reflected on the supplement to be delivered pursuant to Section 8.2, will be) current and collectible, net of a reserve of 2% ("Net Accounts Receivable"). The Net Accounts Receivable will be collected in full, without any set-off, within 120 days after the Closing Date.

         3.13 INVENTORY.  The Company has no Material inventory or supplies.

         3.14 INTELLECTUAL PROPERTY ASSETS. "Intellectual Property Assets" shall mean all: (a) names, assumed names, tradenames, trademarks, and service marks ("Marks"); (b) patents, patent applications and rights, and patents pending ("Patents"); (c) registered copyrights ("Copyrights"); and (d) trade secrets, confidential information, know-how, processes, formulas, data, customer lists, technology, drawings, blueprints, and computer software ("Trade Secrets");
owned, used, or licensed by the Company as licensee or licensor. The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, or, in the case of leased Intellectual Property Assets, is the owner of a leasehold interest in such Intellectual Property Assets, free and clear of all Encumbrances other than Permitted Encumbrances, and has the right to use without payment to any other Person all of the Intellectual Property Assets. Schedule
3.14 describes all of the Marks, Patents, and Copyrights. To the Knowledge of the Landrys, all Intellectual Property Assets are valid and enforceable and are being used in Material compliance with all Legal Requirements. There are no pending, or to the Knowledge of Landrys, Threatened infringement claims against the Company with respect to any Intellectual Property Assets. To the Knowledge of the Landrys, the use of the Intellectual Property Assets will not, and the operation of the Company's business as presently conducted does not, infringe on the intellectual property rights of any other Person. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets.

         3.15 GOVERNMENTAL AUTHORIZATIONS. To the Knowledge of the Landrys, all licenses, permits, approvals, registrations, or other authorizations issued or granted under Law or by any Governmental Authority and currently held by the Company are listed on Schedule 3.15 (the "Governmental Authorizations"). The Governmental Authorizations are valid and in full force and effect. The Company is, and at all times has been, in Material compliance with the terms of the Governmental Authorizations. To the Knowledge of the Landrys, the Governmental Authorizations constitute all of the authorizations of the type described in the first sentence of this Section 3.15 that are necessary for or incident to the operation of the Company's business or the ownership or use of the Company's assets. There are no Proceedings pending or, to the Knowledge of the Landrys, Threatened that may result in the revocation, cancellation, or suspension of, or any Material adverse modification of, any Governmental Authorization. Correct and complete copies of all Governmental Authorizations have been delivered to Buyer.

         3.16 COMPLIANCE WITH LAWS. The Company is, and at all times has been, in Material compliance with all Laws currently or then applicable to the Company, or to the conduct or operation of its business or the ownership or use of its assets. The Company has not received at any time any notice or other communication (whether oral or written) from any Governmental Authority regarding any Material violation of, or failure to comply with, any Law.

         3.17 TAXES. Except as set forth on Schedule 3.17, all Tax Returns required to be filed by the Company or Subsidiary or the predecessor to the Company or any former subsidiary to the Company or its predecessor, as the case may be, for all periods ended on or before the Closing Date, have been timely filed or submitted. All Taxes due on or before the Closing Date have been duly paid in full by the Company and the Subsidiary and the predecessor to the Company and any former subsidiary to the Company or its predecessor, as the case may be. Adequate provision has been made in the Company's Financial Statements for the payment of all unpaid Taxes for all periods ending at or prior to September 30, 1999. There are no examinations in progress or claims against the Company or the Subsidiary for any period or periods ending at or prior to the Closing Date, and no notice of any claim for Taxes, whether pending or Threatened, has been received. Correct and complete copies of: (a) any tax examinations of; (b) extensions of statutory limitations with respect to; and
(c) all Tax Returns filed or submitted by the Company or any former subsidiary or the Subsidiary for the last three fiscal years have been provided to Buyer. The Company currently uses the accrual method of accounting for income tax purposes. Such method of accounting has not been changed within the last five years.

         3.18 EMPLOYEE BENEFITS. Schedule 3.18 sets forth an accurate schedule of all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all other employee benefits programs or arrangements, including but not limited to, deferred compensation agreements and stock plans sponsored or maintained by the Company, its predecessor, the Subsidiary, or any former subsidiaries of the Company or its predecessor (collectively "Employee Benefit Plans"). Copies of all Employee Benefit Plans and of all agreements and trusts related thereto have been delivered to Buyer. Except for the employee benefit plans described on Schedule 3.18, neither the Company nor its predecessor, the Subsidiary, or any former subsidiaries of the Company or its predecessor sponsors, maintains, or contributes to any plan, program, fund, or arrangement that constitutes an employee pension benefit plan and neither the Company nor its predecessor, the Subsidiary, or any former subsidiaries of the Company or its predecessor have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity). Neither the Company nor its predecessor, the Subsidiary, or any former subsidiaries of the Company or its predecessor has sponsored, maintained, or contributed to any employee pension benefit plan other than the plans set forth on Schedule 3.18, nor is the Company or its predecessor, the Subsidiary, or any former subsidiaries of the Company or its predecessor required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement. All accrued contribution obligations of the Company, its predecessor, the Subsidiary, or any former subsidiaries of the Company or its predecessor, with respect to any plan listed on Schedule 3.18 have either been fulfilled in their entirety or are fully reflected on the Balance Sheet, except for accruals since the date of the Balance Sheet incurred in the ordinary course of business. All Employee Benefit Plans have been operated in accordance with all applicable Laws and the Employee Benefit Plans' terms in all material respects. There are no actions, claims, suits, or government audits or occurrences pending (other than for routine benefits) or, to the Knowledge of the Landrys, threatened against, any Employee Benefit Plan. Each Employee Benefit Plan that is intended to be tax-qualified under Section 401(a) of the Code is so qualified and nothing has occurred which could adversely affect the qualified status of any such plan.

         3.19 EMPLOYEES. Schedule 3.19 contains a complete and accurate list of the following information for each employee, officer, or director of the Company, including each employee on leave of absence or layoff status: (a) name;
(b) job title; (c) date of hire; (d) hourly or semi-monthly compensation rate in effect currently and on December 31, 1998; (e) vacation accrued; and (f) service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, vacation, or other employee benefit plan. No director or officer or, to the Knowledge of the Landrys, employee of the Company or the Subsidiary, is prohibited or in any way limited in his or her ability to engage in the Company's business, nor does any such person have plans to terminate his or her employment or other relationship with the Company. Neither the Company nor the Subsidiary has any retired employees, officers, or directors.

         3.20 LABOR RELATIONS. Other than as set forth in Schedule 3.20, neither the Company nor the Subsidiary has been and neither is a party to any collective bargaining or other labor Contract. Other than as set forth in Schedule 3.20, there is not presently pending or existing, and, to the Knowledge of the Landrys, there is not Threatened: (a) any organizational activity, strike, slowdown, picketing, work stoppage, employee grievance, or other labor or employment claim against the Company or the Subsidiary; (b) any Proceeding against the Company or the Subsidiary relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority against the Company or the Subsidiary; or (c) any application for certification of a collective bargaining agent with respect to the Company or the Subsidiary. There is no lockout of any employees by the Company or the Subsidiary, and no such action is contemplated by the Company. The Company and the Subsidiary have complied in all Material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither the Company nor the Subsidiary is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.21 INSURANCE. Schedule 3.21 describes all insurance policies maintained by the Company for the current policy year and the three preceding policy years (the "Insurance Policies"), indicating with respect to each policy the type of coverage, name of insured, the insurer, the expiration date, and all Material claims made and Material payments made or received with respect to each such policy. All current Insurance Policies: (a) are in full force and effect and will remain in effect following the consummation of the Transactions and through the expiration date set forth on Schedule 3.21 without the payment of additional premiums; (b) are sufficient for Material compliance with all Legal Requirements and Contracts to which the Company is a party or by which the Company's assets are bound; and (c) except as set forth on Schedule 3.21, do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company. The Company has paid all premiums due and complied in all Material respects with the provisions of all the Insurance Policies. The Company has not received any notice of cancellation or any other indication that any current Insurance Policy is no longer in full force or effect or will not be renewed or that the issuer of any current Insurance Policy is not willing or able to perform its obligations thereunder. Correct and complete copies of all Insurance Policies and pending applications have been delivered to Buyer.

         3.22 LITIGATION. There is no pending Proceeding that has been commenced against the Company, KCL or CAL and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the contemplated Transactions. To the Knowledge of each of KCL and CAL, no such Proceeding has been Threatened. Schedule 3.22 describes all pending Proceedings brought by or against, or to the Knowledge of the Landrys, Threatened against, the Company, its predecessor or any former subsidiary of the Company or its predecessor or the Subsidiary, in each case indicating whether the Company or its predecessor or any such subsidiary or the Subsidiary has given notice of such Proceeding to any insurer in accordance with the specific reporting requirements of any applicable Insurance Policy, and whether any refusal of coverage or any notice that a defense will be afforded with reservation of rights has been received. Correct and complete copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on
Schedule 3.22 that are in the possession or control of the Company, and recent summaries of each such Proceeding as requested by Buyer, have been delivered or made available to Buyer. To the Knowledge of the Landrys, no event has occurred that may give rise to or serve as a basis for the commencement of any Proceeding against the Company or the Subsidiary. There are no currently effective Orders against the Company, or to the Knowledge of the Landrys, Materially affecting the business or assets of the Company. All of the Proceedings listed on Schedule
3.22 are covered by insurance maintained by the Company, except as otherwise disclosed on Schedule 3.22, such coverage being subject to the applicable deductible under the insurance policy.

         3.23 ENVIRONMENTAL MATTERS. The Company and each Facility is, and at all times has been, in Material compliance with, and has not been and is not in Material violation of, any then currently applicable Environmental Law or Order, and the Company has not incurred or become liable for or subject to any Material Environmental Liabilities at any of its Facilities or any of the Former
Facilities. Neither the Company nor its predecessor nor any of the former subsidiaries of the Company or its predecessor or the Subsidiary has received or, to the Knowledge of the Landrys, has the Company any reasonable basis to expect, any communication from any Person of any actual or potential Material violation or failure to comply with any Environmental Law, or of any actual or
Threatened   Material   obligation   to  undertake  or  bear  the  cost  of  any

Environmental Liabilities with respect to any Personal Property, Facilities, Former Facilities, or with respect to any property at, to, or from which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, processed, transported, treated, stored, handled, disposed, recycled, or received by the Company or its predecessor or any former subsidiary of the Company or its predecessor or the Subsidiary. There are no Hazardous Materials present on or in the Environment at the Facilities, and there has been no release of any Hazardous Materials by the Company or from any Facilities or any Former Facility, during ownership or operation by the Company or its predecessor or any former subsidiary of the Company or its predecessor or the Subsidiary of such Former Facility, into the Environment, except in Material compliance with all then applicable Environmental Laws and so as not to create any Material Environmental Liabilities.

         3.24 TRANSACTIONS WITH AFFILIATES. Except as disclosed on Schedule 3.24, the Company has not engaged in any transaction, directly or indirectly, with any Seller, Affiliate of the Landrys, Affiliate of the Company, or, to the Knowledge of the Landrys, any Affiliate of any Seller, since the date of the Audited Financial Statements (other than transactions with persons inherent in their normal capacities of shareholders, officers, directors, or employees). No Seller, Affiliate of the Landrys, Affiliate of the Company, or, to the Knowledge of the Landrys, any Affiliate of any Seller, has any ownership interest, directly, indirectly, or beneficially, in any competitor, supplier, or customer of the Company, except for less than one percent of the outstanding equity securities of any such business that is publicly traded on any recognized exchange or in the over-the-counter market.

         3.25 CERTAIN PAYMENTS. Neither the Company, nor its predecessor or any former subsidiary of the Company or its predecessor or the Subsidiary, or any director or officer of the foregoing, or, to the Knowledge of the Landrys, any agent or employee of the Company or any other Person associated with or acting for or on behalf of the Company, has, directly or indirectly: (a) in violation of any Legal Requirement, made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business, to pay for favorable treatment for business secured, or to obtain special concessions or for special concessions already obtained, for or in respect of the Company or its predecessor or any former subsidiary of the Company or its predecessor or the Subsidiary; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         3.26 BROKERS AND FINDERS. The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

         3.27 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

         3.28 YEAR 2000 COMPLIANT. All computer software (including the Company's network operating system and its MAS*90 programs for financial and payroll modules but excluding any other software licensed under "shrink wrap licenses") and computer hardware that is used by the Company in the operation or conduct of its business as presently conducted is "year 2000 compliant," in that such software and hardware will operate during all times prior to, during, and after the calendar year 2000 A.D. without error relating to that date.

         3.29 HEALTH AND SAFETY MATTERS. The Company is and at all times has been in Material compliance with, and has not been in Material violation of, any then currently applicable Health and Safety Law. Neither the Company nor its predecessor or any former subsidiary of the Company or its predecessor or the Subsidiary has received, nor to the Knowledge of the Landrys has the Company any reasonable basis to expect, any communication from any Person, including current and former employees, or any Governmental Authority, regarding any Material violation or alleged violation of any Heath and Safety Law.

         3.30 MATERIAL DISCLOSURES. No representation or warranty of the Landrys in this Agreement or in any other certificate or other document furnished or to be furnished by the Landrys pursuant hereto, and no statement in any Schedule, contains or will contain any untrue statement of a Material fact or omits or will omit to state a Material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading or will omit to state a Material fact necessary in order to provide Buyer with accurate information as to the Company.

                                  SECTION FOUR

                         REPRESENTATIONS AND WARRANTIES

                                 OF EACH SELLER

         Each Seller hereby severally represents and warrants to Buyer that the statements contained in this Section Four with respect to such Seller are correct and complete as of the Closing Date, as follows:

         4.1 AUTHORITY AND ENFORCEABILITY. The Sellers' Transaction Documents constitute legal, valid, and binding obligations of each Seller, enforceable against each Seller in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application referring to or affecting creditors' rights generally or by general equitable principles. Each Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Sellers' Transaction Documents and to perform such Seller's obligations under the Sellers' Transaction Documents. Each Seller neither is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Sellers' Transaction Documents or the consummation or performance of any of the Transactions contemplated by the Sellers' Transaction Documents.

         4.2 CAPITALIZATION. Each Seller is the record and beneficial owner and holder of such Seller's respective Shares, as described on Schedule 3.4, free and clear of all Encumbrances (other than restrictions on transfer imposed pursuant to the Securities Act). Except as set forth on Schedule 4.2, no legend or other reference to any purported Encumbrance (other than restrictions on transfer imposed pursuant to the Securities Act) appears upon any certificate representing such Seller's Shares. Upon Closing, Buyer shall receive valid title to all of the Shares owned by Seller, free and clear of all Encumbrances (other than restrictions on transfer imposed pursuant to the Securities Act). Each Seller has not entered into any Contract relating to the issuance, sale, or transfer of equity securities or other securities of the Company, other than this Agreement.

         4.3 BROKERS AND FINDERS. No Seller has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

         4.4 INVESTMENT INTENT. Each of KCL and CAL is acquiring his Promissory Note for his own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act. Each of KCL and CAL is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

                                  SECTION FIVE

                         REPRESENTATIONS AND WARRANTIES

                                    OF BUYER

         Buyer hereby represents and warrants to Sellers that the statements contained in this Section Five are correct and complete as of the Closing Date, as follows:

         5.1 ORGANIZATION. Each of Buyer and Parent is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.

         5.2 AUTHORITY AND ENFORCEABILITY. The execution and delivery by Buyer and Parent of Buyer's Transaction Documents and the performance by Buyer and Parent of the Transactions are within the requisite corporate power and authority of Buyer and Parent, and have been duly authorized, executed, and delivered by Buyer and Parent. Buyer's Transaction Documents constitute legal, valid, and binding obligations of Buyer and Parent, as the case may be, enforceable against each of them in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws of general application referring to or affecting creditors' rights generally or by general equitable principles.

         5.3 NONCONTRAVENTION.The execution and delivery of Buyer's Transaction Documents and the performance of the Transactions by Buyer and Parent do not:
(a) conflict with, violate, breach, or result in a default under, or the termination of, or give rise to an event which with notice, lapse of time, or both, would result in any such conflict, violation, breach, default, or termination of; (b) except as set forth on Schedule 5.3, result in the creation or imposition of any Encumbrance upon any of Buyer's or Parent's assets pursuant to the terms of; (c) require any Consent from or notice to any Person (except as has been obtained) under any provision of; or (d) accelerate or permit the acceleration of the performance of any obligation required by: (x) the articles or certificate of incorporation or bylaws of Buyer or Parent; (y) any applicable Legal Requirement; or (z) any Contract or Governmental Authorization to which Buyer or Parent is a party or by which any of Buyer or Parent's assets may be bound or affected.

         5.4 FINANCIAL STATEMENTS. The following financial statements have been delivered to Sellers (collectively referred to as the "Buyer's Financial Statements"): (a) audited consolidated balance sheet of Buyer as at December 31, 1998, and the related audited consolidated statements of operations, stockholders' equity, and cash flows for the fiscal year then ended, including in each case the notes thereto, together with the report thereon of Ernst & Young, LLP, independent certified public accountants (the consolidated balance sheet and related consolidated financial statements and notes thereto referred to in subpart (a) of this Section 5.4 being referred to herein as the "Buyer's Audited Financial Statements"); and (b) an unaudited consolidated balance sheet of Buyer as at September 30, 1999, and the related unaudited consolidated income statement for the nine months then ended (the "Buyer's Interim Financial Statements"). The Buyer's Financial Statements fairly present in all Material respects the financial condition and the results of operations, stockholders' equity, and cash flows of Buyer, on a consolidated basis, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of Buyer's Interim Financial
Statements, to normal year-end adjustments and the absence of notes. No financial statements of any Person, other than as reflected thereon, are required by GAAP to be included in the Buyer's Financial Statements.

         5.5 ABSENCE OF UNDISCLOSED LIABILITIES. Buyer and Parent have no Material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, unmatured, unaccrued, unliquidated, or otherwise) except for liabilities or obligations reflected or reserved against in the Buyer's Financial Statements and liabilities and obligations incurred in the ordinary course of business since the respective dates thereof.

         5.6 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against Buyer or Parent and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

         5.7 BROKERS AND FINDERS. Neither Buyer nor Parent has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transactions.

         5.8 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of its purchase of the Shares pursuant to this Agreement. Buyer acknowledges that the sale of the Shares to it under this Agreement have not been registered under the Securities Act or qualified or been registered for sale under the securities laws and regulations of any state or other jurisdiction. Buyer acknowledges that the Shares purchased by it under this Agreement must be held indefinitely unless their transfer or sale is registered under the Securities Act and applicable state securities laws or an exemption from such registration is available.

         5.9 MATERIAL DISCLOSURES. No representation or warranty of Buyer in this Agreement or in any other certificate or other document furnished or to be furnished by Buyer pursuant hereto, and no statement in any Schedule, contains or will contain any untrue statement of a Material fact or omits or will omit to state a Material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading or will omit to state a Material fact necessary in order to provide Sellers with accurate information as to Buyer and Parent.

                                   SECTION SIX

                              RESTRICTIVE COVENANTS

         6.1 CUSTOMERS. Each of the Sellers covenants and agrees that he or she shall not (personally, nor will he or she direct any third party to do so) for a period of: (a) four years from and after the Closing Date, in the case of Craig Byard and F. Paul Sievert; (b) two years from and after the Closing Date, in the case of Alan Finley; (c) one year from and after the Closing Date, in the case of Ricky L. Ziebart; and (d) five years from and after the Closing Date, in the case of all Sellers other than those identified in clauses (a), (b), and (c) of this sentence (as the case may be, the "Restriction Period"): (1) provide or offer to provide to any Customer any product or service the same or similar to that offered by the Company as of the Closing Date; or (2) induce or attempt to induce any Customer to withdraw, curtail, or cancel its business with the Company or in any manner modify or fail to enter into any actual or potential business relationship with the Company.

         6.2 EMPLOYEES AND VENDORS. Each of the Sellers covenants and agrees that he or she shall not (personally, nor will he or she direct any third party to do so), during the Restriction Period: (a) recruit or otherwise solicit or induce any Person who is on the Closing Date an employee or Vendor of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or (b) hire, recruit, or otherwise solicit any person who, at any time during the six months immediately preceding the date of his or her hire or the date of commencement of recruitment or solicitation of such person, as applicable, had been an employee or Vendor of the Company.

         6.3 NONCOMPETITION.Each of the Sellers covenants and agrees that he or she shall not, during the Restriction Period, working alone or in conjunction with one or more other Persons, for compensation or not, permit such Seller's name to be used by or engage in or carry on, directly or indirectly, either for himself or herself or as a member of a partnership or other entity or as a stockholder or investor (other than as the holder of one percent or less of the equity of any entity with a class of equity securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) in any business competing with the business of the Company as such business exists or is being conducted upon the Closing Date, but only for as long as such business is carried on by: (a) the Company; or (b) any Person deriving title from the Company to the assets and goodwill of the business being carried on by the Company upon the Closing Date, in any county of any state of the United States, or in any country or political subdivision of the world. The parties intend that the covenants contained in this Section 6.3 shall be deemed to be a series of separate covenants, one for each county in each state of the United States and for each country and political subdivision of the world, and except for geographic coverage, each such separate covenant shall be identical in terms to the covenant contained in this Section 6.3.

         6.4  TOLLING OF TERM. If any Seller violates any covenant  contained in
Section 6.1, Section 6.2, or Section 6.3, then the term of such violated covenant shall be tolled for the period commencing on the commencement of such violation and ending upon the earlier of: (a) such time as such violation shall be cured by such Seller to the reasonable satisfaction of Buyer; or (b) final adjudication (including appeals) of any action filed for injunctive relief or damages arising out of such violation.

         6.5 REFORMATION.If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in Section 6.1, Section 6.2, or Section 6.3, because the time limit is too long, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such time limitation shall be deemed reduced to the extent necessary to permit enforcement of such covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants contained in Section 6.1,
Section 6.2, or Section 6.3, because they are more extensive than necessary to protect the business and goodwill of the Company, it is expressly understood and agreed between the parties hereto that for purposes of such proceeding such provisions shall be deemed reduced to the extent necessary to permit enforcement of such covenants.

         6.6 INJUNCTIVE RELIEF. Sellers acknowledge that a breach of Section 6.1, Section 6.2, or Section 6.3 would cause irreparable damage to Buyer, and in the event of an actual or threatened breach by any Seller of the provisions of
Section 6.1, Section 6.2, or Section 6.3, Buyer shall be entitled to seek a temporary restraining order and injunction restraining such Seller from breaching such covenants. Nothing herein shall be construed as prohibiting Buyer from pursuing any other available remedies for such breach, including the recovery of damages from Sellers. Each Seller acknowledges that the restrictions set forth in Section 6.1, Section 6.2, and Section 6.3 are ancillary to an otherwise enforceable agreement and are reasonable in scope and duration, given the nature of the business of the Company.

                                  SECTION SEVEN

                                INDEMNIFICATIONS

         7.1 NATURE OF INVESTIGATIONS. It is acknowledged that,in the course of negotiating this Agreement and during due diligence conducted by the parties prior to the Closing, certain disclosures have been made and each party and its representatives and agents have become aware of certain information regarding the other parties and the Transactions. Neither any investigation by any party hereto, nor any failure to make any investigation by any party hereto, nor any information acquired or capable of being acquired at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the Transactions, shall constitute a waiver of any representation, warranty, covenant, agreement, right, or remedy of any party hereto, nor relieve such other party of any obligation or liability with respect to the accuracy or fulfillment thereof.

         7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect hereof, all representations and warranties made in Sections Three, Four, and Five shall survive the Closing and shall continue in effect for a period of two years after the Closing Date; provided, however, notwithstanding the foregoing:

         (a)  the representations  and warranties made by the Landrys in Section
3.4 and Section 3.17 shall continue in effect until expiration of the period of limitations provided under Law for any breach thereof; and

         (b) the representations and warranties made by Sellers in Section Four shall continue in effect until expiration of the period of limitations provided under Law for any breach thereof.

         7.3 INDEMNIFICATION BY EACH SELLER. Each Seller agrees to severally indemnify and hold harmless Buyer, the Company, and their respective officers, directors, employees, agents, consultants, advisors, other representatives, including legal counsel and accountants, and Affiliates (collectively, the "Buyer Indemnified Persons") for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including reasonably foreseeable incidental and consequential damages), expense (including reasonable costs of investigation, defense, and attorneys' fees), fines, and penalties, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with any breach of warranty or inaccurate or erroneous representation made by any such Seller in Section Four.

         7.4 INDEMNIFICATION BY THE LANDRYS. The Landrys agree to jointly and severally indemnify and hold harmless the Buyer Indemnified Persons for, and will pay to the Buyer Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

         (a) any breach or default in the performance by the Landrys of any covenant or agreement of the Landrys contained in the Sellers' Transaction Documents; provided, however, that any claim for indemnification for breach or default in the performance by either CAL or KCL of any covenant or agreement of CAL or KCL contained in the KCL Consulting Agreement or in the Sellers' Releases shall be asserted solely against the party in breach or default, and not jointly and severally; or

         (b) any breach of warranty or inaccurate or erroneous representation made by the Landrys in Section Three; or

         (c) any claim or liability, including any Environmental Liabilities, known or unknown: (x) arising out of, or by virtue of, or based upon the business and operations conducted by the Company, the Subsidiary, or any of their predecessors or any former subsidiaries of the foregoing prior to the effective time of Closing; or (y) arising out of, or by virtue of, or based upon the ownership, management, use, or operation of the respective assets and properties of the Company, the Subsidiary, the predecessor to the Company or former subsidiaries of the Company or its predecessor, including Facilities and Former Facilities, prior to the effective time of Closing, other than, in the case of both (x) and (y): (1) claims or liabilities reflected on the Company's Financial Statements; (2) claims or liabilities incurred in the ordinary course of business since the dates thereof, none of which are in excess of $25,000 individually or in the aggregate as to any related claims or liabilities, but excluding from the exception provided in this clause (2): (A) any claims or liability that arises from a tort, breach of Contract, or violation of any Legal Requirement; and (B) any and all Environmental Liabilities; or (3) those claims or liabilities disclosed on Schedule 7.4.

         7.5 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold harmless Sellers and their respective agents, consultants, advisors, other representatives, including legal counsel and accountants, heirs and representatives (the "Seller Indemnified Persons"), for, and will pay to the Seller Indemnified Persons the amount of, any Damages, arising, directly or indirectly, from or in connection with:

         (a) any breach or default in the performance by Buyer of any covenant or agreement of Buyer contained in this Agreement;

         (b) any breach of warranty or inaccurate or erroneous representation made by Buyer in Section Five; or

         (c) any claim or liability, including any Environmental Liabilities, known or unknown, arising out of, or by virtue of, or based upon the business and operations conducted by Buyer after the effective time of Closing or arising out of, or by virtue of, or based upon the ownership, management, use or operation of the assets and properties of the Company or the Subsidiary after the effective time of Closing.

         7.6 TIME LIMITATIONS WITH RESPECT TO CLAIMS AGAINST SELLERS. No Seller will have any liability (including liability for indemnification or any other claim, including claims for breach of contact, fraud, misrepresentation, breach of federal securities laws, or under any other federal or state statutory or common law cause of action) arising, directly or indirectly, from or in connection with a breach of such Seller's representations and warranties contained in Section Four or for indemnification by such Seller under Section 7.3, unless on or before the expiration of the period of limitations provided under Law for any breach of such representation and warranty, the Buyer Indemnified Person notifies such Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer Indemnified Person.

         7.7 TIME LIMITATIONS WITH RESPECT TO CLAIMS AGAINST THE LANDRYS. The Landrys will not have any liability (including liability for indemnification or any other claim, including claims for breach of contact, fraud, misrepresentation, breach of federal securities laws, or under any other federal or state statutory or common law cause of action) arising, directly or indirectly, from or in connection with a breach of the Landrys' representations and warranties contained in Section Three, or for indemnification by the Landrys under Section 7.4, unless on or before the second anniversary of the Closing Date the Buyer Indemnified Person notifies the Landrys of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Buyer Indemnified Person; provided, however, notwithstanding the foregoing:

         (a) claims arising, directly or indirectly, from or in connection with a breach of the Landrys' representations and warranties contained in Section 3.4 or Section 3.17 may be asserted and brought against the Landrys or either of them until the expiration of the period of limitations applicable under Law for any breach thereof; and

         (b) claims for liability or indemnification based upon: (x) breach by the Landrys of any covenant or obligation made by either of them in Section Six, Section Seven, or Section Eight of this Agreement, the Promissory Notes, the Guaranties, the Sellers' Releases, the KCL Consulting Agreement, or the Escrow Agreements; or (y) claims made or asserted by parties other than Buyer or its Affiliates may be made or asserted until expiration of the period of limitations provided under Law for the prosecution of any such claims.

         7.8 TIME LIMITATIONS WITH RESPECT TO CLAIMS AGAINST BUYER. Buyer will not have any liability (including liability for indemnification or any other claim, including claims for breach of contact, fraud, misrepresentation, breach of federal securities laws, or under any other federal or state statutory or common law cause of action) for breach of Buyer's representations and warranties contained in Section Five or for indemnification by Buyer under Section 7.5, unless on or before the second anniversary of the Closing Date the Seller


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

Indemnified Person notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Seller Indemnified Person; provided, however, notwithstanding the foregoing, claims for liability or indemnification based upon: (x) breach by Buyer of any covenant or obligation made by it in Section Six, Section Seven, or Section Eight of this Agreement, the Promissory Notes, the Guaranties, the KCL Consulting Agreement, or the Escrow Agreements; or (y) claims made or asserted by parties other than Sellers or their respective Affiliates may be made or asserted until expiration of the period of limitations provided under Law for the prosecution of any such claims.

         7.9 LIMITATIONS ON DAMAGES WITH RESPECT TO SELLERS OTHER THAN THE LANDRYS. Each Seller, other than the Landrys, will have no liability (including liability for indemnification or any other claim, including claims for breach of contact, fraud, misrepresentation, breach of federal securities laws, or under any other federal or state statutory or common law cause of action) under
Section 7.3 to the extent all Damages with respect to such matters exceed the Purchase Price received by such Seller.

         7.10 LIMITATIONS ON DAMAGES WITH RESPECT TO THE LANDRYS. The Landrys will have no liability (including liability for indemnification or any other claim, including claims for breach of contact, fraud, misrepresentation, breach of federal securities laws, or under any other federal or state statutory or common law cause of action) under Section 7.3 or Section 7.4 until the total of all Damages with respect to such matters exceeds $200,000, and then only for the amount by which such Damages exceed $200,000; provided, however, that this limitation shall have no affect on and shall not be applicable to the Landrys' obligation to repurchase the Net Accounts Receivable pursuant to the terms of
Section 8.2. Each of KCL and CAL will have no liability (with respect to a claim for indemnification or otherwise, including for breach of contact, fraud, misrepresentation, breach of federal securities laws, or any other federal or state statutory or common law cause of action) under Section 7.3 or Section 7.4 to the extent all Damages with respect to such matters exceeds the Purchase Price received by KCL or CAL, respectively. Notwithstanding anything in this Agreement to the contrary, with respect to any claim (for indemnification or otherwise, including for breach of contact, fraud, misrepresentation, breach of federal securities laws, or any other federal or state statutory or common law cause of action) for any breach of Section 3.16, Section 3.23, or Section 3.29 or for indemnification under Section 7.4(c), the Landrys shall have no obligation to pay Damages to Buyer as a result of Laws which were not in effect at or prior to the effective time of Closing to the extent Damages under the new Laws exceed the Damages which would have resulted under Laws existing at the effective time of Closing.

         7.11 LIMITATIONS ON DAMAGES WITH RESPECT TO BUYER. Buyer will have no liability (including liability for indemnification or any other claim, including claims for breach of contact, fraud, misrepresentation, breach of federal securities laws, or under any other federal or state statutory or common law cause of action) under Section 7.5 until the total of all Damages with respect to such matters exceeds $200,000, and then only for the amount by which such Damages exceed $200,000. Buyer will have no liability (with respect to a claim for indemnification or otherwise, including for breach of contact, fraud, misrepresentation, breach of federal securities laws, or any other federal or state statutory or common law cause of action) under Section 7.5 to the extent all Damages with respect to such matters exceeds the Purchase Price.

         7.12 RIGHT OF SET-OFF. Upon notice to the Landrys specifying in reasonable detail the basis for such set-off, Buyer may set off any amount to which it may reasonably believe it is entitled under Section 7.4 against amounts otherwise payable under the Promissory Notes or under the Escrow Agreements if funded pursuant to Section 7 of the Promissory Notes, as more fully described in
Section 12 of the Promissory Notes. The exercise of such right of set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes. Neither the exercise of nor the failure to exercise such right of set-off will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

         7.13 PROCEEDINGS UNDER INDEMNIFICATION. If any third party shall assert a claim against any party hereto that, if successful, might result in a claim for indemnification pursuant to this Agreement, or if any party hereto shall seek indemnification from any other party hereto with respect to a claim on its own behalf, the party claiming indemnification ("Indemnitee") shall, within twenty days (or such earlier time as might be required to avoid prejudicing the position of the party obligated to provide indemnification ("Indemnitor")) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, or with reasonable promptness after discovery of a claim arising on its own behalf, give written notice thereof to Indemnitor, together with a copy of such claim, process, or other legal pleading. Indemnitor shall have the obligation to undertake the defense thereof by representatives of its own choosing, reasonably satisfactory to Indemnitee, and at its own expense; provided, however, that Indemnitee may participate in the defense with counsel of its own choosing and at its own expense. Indemnitee agrees to assign any counterclaims or crossclaims with respect to such claim to Indemnitor. In the event that Indemnitor fails to defend such claim in good faith and diligently, Indemnitee shall (upon further notice to Indemnitor) have the right to undertake the defense, compromise, or settlement of such claim on behalf of and for the account and risk of Indemnitor and at Indemnitor's expense. Anything in this Section 7.13 to the contrary notwithstanding, Indemnitor shall not settle any claim without the consent of Indemnitee unless such settlement involves only the payment of money and the claimant provides to Indemnitee a release from all liability in respect to such claim, and such claim does not involve a continuing business interest of Indemnitee. If the settlement of the claim involves more than the payment of money, or involves a continuing business interest of Indemnitee, Indemnitor shall not settle the claim without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld. The limitations on Damages set forth in Section 7.10 and Section 7.11 shall have no effect on Indemnitor's obligation to defend any third party claim against Indemnitee pursuant to this Section 7.13. To the extent, however, that Indemnitor expends funds in defense or settlement of such claim that are not Indemnitor's responsibility due to the limitations on Damages set forth in
Section 7.10 or Section 7.11, Indemnitee shall reimburse Indemnitor for such amounts.

         7.14 COOPERATION. Indemnitor and Indemnitee shall make available to each other and their attorneys and accountants, all books, records, and documents relating to any claim hereunder and the parties shall render to each other reasonable assistance in the defense of any claim hereunder which arises as the result of claims made by persons not a party to this Agreement.

                                  SECTION EIGHT

                                  MISCELLANEOUS

         8.1 EXERCISE OF STOCK OPTIONS AND RELATED TAX BENEFIT. KCL, the Key Employees, and Ricky L. Ziebart hold non-qualified stock options exercisable upon the sale of the Company. The stock options are more particularly described in Schedule 3.4. Upon the exercise of the stock options by KCL, the Key Employees, and Ricky L. Ziebart, it is anticipated that the Company may receive a substantial federal income tax deduction. The federal income tax deduction may result in a net operating loss for the Company for the period March 1, 1999 through the Closing Date. Buyer, the Company, and the Landrys agree that any net operating loss created for the short tax period ending as of the Closing Date will not be carried back to prior years, but instead shall be carried forward as allowed under the applicable provisions of the Code. Sellers hereby ratify the exercise of the stock options described above and acknowledge that such stock options became exercisable due to the Transactions. Buyer hereby acknowledges that it is herewith informed of the foregoing ratification and acknowledgment of Sellers.

         8.2 SUPPLEMENT TO SCHEDULE OF ACCOUNTS RECEIVABLE; REPURCHASE OF UNCOLLECTED NET ACCOUNTS RECEIVABLE. Within ten business days of the Closing, the Company shall deliver to Buyer and the Landrys a supplement to Schedule 3.12, setting forth all accounts receivable (billed and unbilled) of the Company arising from the date set forth on Schedule 3.12 through the effective time of Closing. Such supplement shall be prepared consistent with past practices of the Company. All amounts reflected on such supplement shall be included within the definition of "Accounts Receivable." All Net Accounts Receivable not collected in full within 120 days after the Closing Date shall be purchased by the Landrys from the Company for an amount in cash equal to the balance of such Net Accounts Receivable, and such uncollected Net Accounts Receivable shall be assigned by the Company to the Landrys, without recourse or liability. The obligations of the Landrys under this Section 8.2 are joint and several obligations.

         8.3 EXPENSES. Except as otherwise provided in this Agreement, each of the respective parties to this Agreement shall pay their own costs and expenses (including all legal, accounting, broker, finder, and investment banker fees) relating to the negotiation and execution of this Agreement and the consummation of the Transactions; provided, however, that the Company shall pay the first $100,000 in costs and expenses incurred by Sellers relating to the negotiation and execution of this Agreement.

         8.4 PUBLIC ANNOUNCEMENTS AND DISCLOSURE. Any public announcement or similar publicity with respect to this Agreement or the Transactions will be issued, if at all, at such time and in such manner as Buyer determines.

         8.5 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be: (a) delivered by hand (with written confirmation of receipt); (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; (c) sent by a nationally recognized overnight delivery service (receipt requested); or (d) deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, in each case to the appropriate addresses and telecopier numbers set forth below or as set forth on Schedule 3.4, as applicable (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties). Any notice sent as described above shall be deemed delivered upon receipt, except that any notice received on any day that is not a business day shall be deemed delivered on the next business day, and any notice sent by telecopier and received after 3:00 p.m. local time by the recipient shall be deemed delivered on the next business day.

If to either Landry:                        Kenneth C. Landry
                                            2605 Fra Mauro
                                            League City, Texas  77573
                                            Facsimile:  281-334-7889

and:                                        Charles A. Landry, Jr.
                                            3001 Sea Pines Place
                                            League City, Texas  77573
                                            Facsimile:  281-334-3596

With a copy to:                             David S. Piper
                                            Kochman & Piper, P.C.
                                            Eleven Greenway Plaza; Suite 2806
                                            Houston, Texas 77046
                                            Facsimile:  713-871-2495

If to Buyer:                                HydroChem Industrial Services, Inc.
                                            900 Georgia Avenue
                                            Deer Park, Texas  77536
                                            Attn:  Chief Executive Officer
                                            Facsimile:  713-393-5965

and:                                        HydroChem Industrial Services, Inc.
                                            900 Georgia Avenue
                                            Deer Park, Texas  77536
                                            Attn:  General Counsel
                                            Facsimile:  713-393-5958
and:                                        HydroChem Industrial Services, Inc.
                                            5956 Sherry Lane
                                            Suite 930
                                            Dallas, Texas  75225

                                            Attn: Vice President
                                                  Corporate Development
                                            Facsimile: 214-361-4715

         8.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, supersedes all prior oral or written agreements, understandings, or arrangements with respect hereto, and may not be amended, supplemented, or terminated except by written instrument executed by the parties. Any previous or contemporaneous oral or written agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement.

         8.7 WAIVER. Any waiver of any provision of this Agreement shall only be effective if in writing, and any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

         8.8 ASSIGNMENT, SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable by any party hereto, by operation of law or otherwise, without the prior written consent of the other parties hereto, which may be withheld in such other party's absolute discretion. Any attempted assignment other than as provided for herein shall be null and void. Subject to the foregoing, the rights and obligations of the parties hereto shall attach to their respective successors and assigns. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and their permitted successors and assigns any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         8.9 CHOICE OF LAW. The validity and construction of this Agreement shall be governed by the laws of the State of Texas, excluding any choice of law rule or principle which might refer to the laws of another state. Each party consents and submits to the personal jurisdiction of and venue in any federal or state court of competent jurisdiction sitting in Harris County, Texas.

         8.10 SCHEDULES. The disclosures in the Schedules to this Agreement will relate only to the representations and warranties in the Section of the Agreement to which they expressly relate, unless otherwise specifically noted in the Schedule. All capitalized terms not defined in the Schedules shall have the meanings given such terms in this Agreement.

         8.11 SEVERABILITY. If any provision of this Agreement is declared unenforceable by a court of competent jurisdiction, such provision shall be enforced to the greatest extent permitted by law, and such declaration shall not affect the validity of any other provision of this Agreement.

         8.12 ATTORNEY'S FEES. In the event of any dispute between the parties concerning the validity, construction, or enforcement of this Agreement, the prevailing party shall be entitled to be reimbursed by the non-prevailing party for the prevailing party's reasonable expenses incurred in enforcing the terms of this Agreement, including, without limitation, attorney's fees and costs of court.

         8.13 AMBIGUITIES. In the event of any dispute concerning the meaning of any provision of this Agreement, each of the parties hereto agrees that, through their respective counsel, they have contributed to the preparation of this Agreement and have jointly written or composed the provisions herein and that no party should be given any advantage over the other under the laws of construction of instruments based upon the authorship hereof.

         8.14 JOINDER OF SPOUSES. The spouse of each individual Seller as to whom there exists a community property interest in such Seller's Shares joins in the execution of this Agreement solely to evidence such spouse's consent and agreement to the sale of the Shares of the Company by such Seller that form a part of the community of such spouse and such Seller.

         8.15 COUNTERPARTS.    This  Agreement  may   be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which shall be deemed one instrument.

         Dated as of the date first set forth above.

HydroChem Industrial Services, Inc.

BY:  /s/ Pelham H. A. Smith
     ---------------------------
         Pelham H. A. Smith,
         Vice President

Landry Service Co., Inc.

BY:  /s/ Kenneth C. Landry
     --------------------------
         Kenneth C. Landry,
         President

Sellers:

/s/ Kenneth C. Landry                        /s/ Ricky L. Ziebart
---------------------                        -----------------------
Kenneth C. Landry                            Ricky L. Ziebert

/s/ Jan Landry                               /s/ Judy Ziebart
--------------                               ----------------------
Jan Landry, Spouse of                        Judy Ziebart, Spouse of
Kenneth C. Landry                            Ricky L. Ziebart

/s/ Charles A. Landry, Jr.                   /s/ Arnold B. Pollard
--------------------------                   ----------------------
Charles A. Landry, Jr.                       Arnold B. Pollard

/s/ Roma J. Landry                           Charles A. landry, Jr. Grantor
------------------                           Retained Annuity Trust
Roma J. Landry
                                             By: /s/ Kenneth C. Landry
                                                 ----------------------
/s/ Craig Byard                                   Kenneth C. Landry, Trustee
---------------
Craig Byard                                  Roma J. Landry Grantor Retained
                                             Annuity Trust
/s/ Danette Byard
-----------------                            By: /s/ Kenneth C. Landry
Danette Byard, Spouse of Craig Byard             ----------------------
                                                  Kenneth C. Landry, Trustee
/s/ Alan Finley
---------------
Alan Finley

/s/ Catherine Finley
--------------------
Catherine Finley, Spouse of Alan Finley

/s/ F. Paul Sievert
-------------------
F. Paul Sievert

/s/ Emily Sievert
-----------------
Emily Sievert, Spouse of F. Paul Sievert